Exhibit 99.1

Tesoro Corporation Announces Fourth Quarter and Full Year 2008 Results

SAN ANTONIO--(BUSINESS WIRE)--February 19, 2009--Tesoro Corporation (NYSE:TSO) today reported fourth quarter 2008 net earnings of $97 million, or $0.70 per diluted share compared to a net loss of $40 million, or $(0.29) per diluted share for the fourth quarter of 2007. Excluding special items, Tesoro had net income of $137 million, or $0.99 per share for the 2008 fourth quarter.

The 2008 fourth quarter special items include an after-tax charge of $(0.41) per share for a receivable for which collection was deemed unlikely, partially offset by a $0.12 per share after-tax accrual reversal following a reduction in estimated costs associated with asset retirement obligations.

Full year 2008 earnings were $278 million, or $2.00 per diluted share compared to $566 million, or $4.06 per diluted share for 2007. Full year 2008 operating income was $471 million, compared to operating income of $967 million in 2007 because of lower per barrel refining margins and higher per barrel manufacturing costs.

The Company’s fourth quarter segment operating income of $204 million was $196 million higher than the $8 million of segment operating income in the fourth quarter of 2007. The increase was primarily due to higher gross margins as we improved our capture of the available industry benchmark margins, especially in the Hawaii and California regions, and improved results from our retail segment. The increase in segment operating income was partially offset by lower throughput rates.

Despite the lower industry benchmarks in the quarter, the Company’s gross refining margin increased 51% to $12.47 per barrel (/bbl) from $8.28/bbl a year ago. Margin realization improved as a result of our efforts to increase crude flexibility and distillate production. The California region benefited from the second full quarter of operating the delayed coker at Golden Eagle, as well as 10 to 15 thousand barrels per day (mbpd) of increased waterborne crude receipts at Los Angeles, allowing us to capture the benefits of attractive heavy, foreign crude discounts in the quarter. At Hawaii, initiatives that we implemented starting in early 2008 led to a 10% increase in heavy crude runs relative to the fourth quarter 2007. For the entire system, runs of light crude grades in the quarter were down 4% versus a year ago. On the product side, continued efforts to maximize distillate production across the system in the quarter led to a 4% increase in diesel and jet fuel production versus the fourth quarter 2007. System throughput was 555 mbpd versus 639 mbpd a year ago.

“The actions we’ve been taking since late in 2007 have positioned the Company to succeed even in this weak market environment,” said Bruce Smith, Chairman, President and CEO of Tesoro. “While falling commodity prices did benefit our wholesale and retail marketing channels, the capital and non-capital initiatives we implemented beginning in early 2008 have enhanced our ability to deliver substantial and sustainable improvements in our capture of the available margin, and I am pleased to see these successful efforts reflected in our fourth quarter results.”

Direct manufacturing costs before depreciation and amortization were $248 million in the fourth quarter, versus $300 million in the prior quarter, as a result of the 25% decrease in natural gas prices together with a $27 million asset retirement obligation reversal, partially offset by higher purchased energy costs in Hawaii.

Capital Spending and Cash

For the fourth quarter 2008, capital spending was $200 million, including deferred turnaround spending. Capital spending for all of 2008 was $724 million, down from $932 million in 2007. We currently expect our 2009 capital expenditures, including turnarounds to be approximately $600 million.

At the end of 2008, we had a cash balance of $20 million. The impact of falling commodity prices during the quarter negatively impacted cash, causing us to borrow $66 million on our revolving credit facility. We estimate the contraction of receivables versus payables due to crude prices dropping $60/bbl in the quarter to have been approximately $325 million, including the impact from the receivable write-off. We are encouraged to see a reversal of this trend, and by the fact that the West Coast has experienced an increase in industry benchmark margins.

“While the strength in first quarter West Coast margins has been a pleasant surprise, we plan to continue to follow our 2009 business plan which is based on industry benchmark margins that are lower than 2008, and our expectation that we will realize continued improvement in margin capture. Our program of non-capital objectives and benefits of our 2008 income capital spending is resilient and continues to provide the platform for our organic growth opportunities,” said Smith.

Board Declares Quarterly Dividend

Tesoro announced today that its Board of Directors has approved a regular quarterly cash dividend of $0.10 per share. The dividend is payable March 16th, 2009 to shareholders of record as of March 2nd, 2009.

Public Invited to Listen to Analyst Conference Call

At 8:00 a.m., CST, Friday, February 20th, 2009 Tesoro will broadcast, live, its conference call with analysts regarding fourth quarter and full year 2008 results and other business matters. Interested parties may listen to the live conference call over the Internet by logging on to http://www.tsocorp.com, or via phone by dialing 888-241-0558 (international dial-in: 647-427-3417). A replay of the call will be available for thirty days, and may be accessed via phone by dialing 800-678-0453 (international replay: 402-220-1458) and entering passcode 81028143.

Tesoro Corporation, a Fortune 150 company, is an independent refiner and marketer of petroleum products. Tesoro, through its subsidiaries, operates seven refineries in the western United States with a combined capacity of approximately 660,000 barrels per day. Tesoro's retail-marketing system includes over 870 branded retail stations, of which over 380 are company operated under the Tesoro®, Shell®, Mirastar® and USA Gasoline™ brands.

This earnings release contains certain statements that are "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 concerning the market environment, and our expectations about our cash flow, our capital spending and our margin capture. For more information concerning factors that could affect these statements see our annual report on Form 10-K and quarterly reports on Form 10-Q, filed with the Securities and Exchange Commission. We undertake no obligation to publicly release the result of any revisions to any such forward-looking statements that may be made to reflect events or circumstances that occur, or which we become aware of, after the date hereof."

TESORO CORPORATION
STATEMENTS OF CONSOLIDATED OPERATIONS
(Unaudited)
(In millions except per share amounts)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2008	2007	2008	2007
Revenues	$4,326	$6,533	$28,309	$21,915
Costs and Expenses:
Costs of sales and operating expenses (a)	3,911	6,399	27,070	20,308
Selling, general and administrative expenses (b)	147	74	325	263
Depreciation and amortization	113	102	401	357
Loss on asset disposals and impairments	5	7	42	20

Operating Income (Loss)	150	(49)	471	967
Interest and Financing Costs	(28)	(19)	(111)	(91)
Interest Income	2	4	7	33
Foreign currency exchange gain (loss)	20	(1)	12	(4)
Other Income (c)	-	-	50	-

Earnings (Loss) Before Income Taxes	144	(65)	429	905
Income Tax Provision (Benefit)	47	(25)	151	339
Net Earnings (Loss)	$97	$(40)	$278	$566
Net Earnings (Loss) Per Share:
Basic	$0.71	$(0.29)	$2.03	$4.17
Diluted	$0.70	$(0.29)	$2.00	$4.06
Weighted Average Common Shares:
Basic	137.3	136.0	136.8	135.7
Diluted	138.7	136.0	139.2	139.5

Note: Our results of operations for the year ended December 31, 2007 include our Los Angeles refinery assets and retail stations since acquired in May 2007.

(a) During 2008, a reduction in inventory quantities resulted in a liquidation of applicable LIFO inventory quantities carried at lower costs in prior years. This LIFO liquidation resulted in a decrease in costs of sales of $138 million.

(b) The three months and year ended December 31, 2008 includes a $91 million charge to write-off a receivable for which collection was deemed unlikely.

(c) During 2008, we received net refunds totaling $50 million from the Trans Alaska Pipeline System for prior year's refinery transportation and distribution costs associated with our protest of intrastate rates set between 1997 and 2003.

NET EARNINGS ADJUSTED FOR SPECIAL ITEMS
(Unaudited)
(In millions except per share amounts)

	Three Months Ended
	December 31,
	2008	2007
Net Earnings - U.S. GAAP	$97	$(40)
Special Items, After-tax:
Receivable write-off (b)	57	-
Asset retirement obligations adjustment	(17)	-
Net Earnings Adjusted for Special Items	$137	$(40)

Net Earnings Per Share - U.S. GAAP	$0.70	$(0.29)
Special Items Per Share, After-tax:
Receivable write-off (b)	0.41	-
Asset retirement obligations adjustment	(0.12)	-
Net Earnings Per Share Adjusted for Special Items	$0.99	$(0.29)

Note:The special items present information that the Company believes is useful to investors. The Company believes that the special items described above are not indicative of its core operations.

TESORO CORPORATION
SELECTED OPERATING SEGMENT DATA
(Unaudited)
(In millions)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2008	2007	2008	2007
Operating Income (Loss)
Refining (b)	$153	$9	$627	$1,188
Retail	51	(1)	46	(8)
Total Segment Operating Income	204	8	673	1,180
Corporate and Unallocated Costs	(54)	(57)	(202)	(213)
Operating Income (Loss)	150	(49)	471	967
Interest and Financing Costs	(28)	(19)	(111)	(91)
Interest Income	2	4	7	33
Foreign currency exchange gain (loss)	20	(1)	12	(4)
Other Income (c)	-	-	50	-
Earnings (Loss) Before Income Taxes	$144	$(65)	$429	$905

Depreciation and Amortization
Refining	$87	$87	$326	$314
Retail	17	9	49	28
Corporate	9	6	26	15
Depreciation and Amortization	$113	$102	$401	$357

Capital Expenditures
Refining	$154	$231	$561	$720
Retail	10	7	20	10
Corporate	14	27	38	59
Capital Expenditures	$178	$265	$619	$789
BALANCE SHEET DATA
(Unaudited)
(Dollars in millions)

	December 31,	December 31,
	2008	2007
Cash and Cash Equivalents	$20	$23
Total Assets	$7,433	$8,128
Total Debt	$1,611	$1,659
Total Stockholders' Equity	$3,218	$3,052
Total Debt to Capitalization Ratio	33%	35%

TESORO CORPORATION
OPERATING DATA
(Unaudited)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2008	2007	2008	2007
REFINING SEGMENT
Total Refining Segment
Throughput (thousand barrels per day)
Heavy crude (d)	186	203	192	159
Light crude	332	408	369	407
Other feedstocks	37	28	34	29
Total Throughput	555	639	595	595

Yield (thousand barrels per day)
Gasoline and gasoline blendstocks	256	313	275	280
Jet fuel	72	82	78	77
Diesel fuel	141	137	143	129
Heavy oils, residual products, internally produced fuel and other	116	135	129	133
Total Yield	585	667	625	619

Gross refining margin ($/throughput bbl) (e)	$12.47	$8.28	$11.50	$12.73
Manufacturing cost before depreciation and amortization ($/throughput bbl) (e)	$4.86	$4.92	$5.19	$4.37

Segment Operating Income ($ millions)
Gross refining margin (f)	$637	$486	$2,506	$2,762
Expenses
Manufacturing costs (g)	248	289	1,131	949
Other operating expenses (g)	50	79	284	258
Selling, general and administrative (b)	98	18	127	43
Depreciation and amortization (h)	87	87	326	314
Loss on asset disposals and impairments	1	4	11	10
Segment Operating Income	$153	$9	$627	$1,188

Refined Product Sales (thousand barrels per day) (i)
Gasoline and gasoline blendstocks	313	349	326	319
Jet fuel	86	102	92	96
Diesel fuel	136	127	144	131
Heavy oils, residual products and other	81	106	94	97
Total Refined Product Sales	616	684	656	643

Refined Product Sales Margin ($/barrel) (i)
Average sales price	$71.24	$99.47	$112.06	$89.47
Average costs of sales	63.36	92.20	102.37	78.14
Refined Product Sales Margin	$7.88	$7.27	$9.69	$11.33

(d) We define heavy crude oil as crude oil with an American Petroleum Institute gravity of 24 degrees or less. Amounts in prior years have been reclassified to conform to the 2008 presentation.

(e) Management uses gross refining margin per barrel to evaluate performance and compare profitability to other companies in the industry. Gross refining margin per barrel is calculated by dividing gross refining margin by total refining throughput and may not be calculated similarly by other companies. Gross refining margin is calculated as revenues less costs of feedstocks, purchased refined products, transportation and distribution. Management uses manufacturing costs per barrel to evaluate the efficiency of refinery operations. Manufacturing costs per barrel is calculated by dividing manufacturing costs by total refining throughput and may not be comparable to similarly titled measures used by other companies. Investors and analysts use these financial measures to help analyze and compare companies in the industry on the basis of operating performance. These financial measures should not be considered as alternatives to segment operating income, revenues, costs of sales and operating expenses or any other measure of financial performance presented in accordance with accounting principles generally accepted in the United States.

(f) Consolidated gross refining margin totals gross refining margin for each of our regions adjusted for other costs not directly attributable to a specific region. Other costs resulted in a $2 million increase and a $1 million decrease for the three months ended December 31, 2008 and 2007, respectively, and a $5 million increase and a $21 million decrease for the years ended December 31, 2008 and 2007, respectively. Gross refining margin includes the effect of intersegment sales to the retail segment at prices which approximate market. Gross refining margin approximates total refining throughput times gross refining margin per barrel.

(g) In 2008, we reclassified certain environmental expenses from manufacturing expenses to other operating expenses. We have reclassified $18 million and $22 million for the three months and year ended December 31, 2007, respectively, to conform to the 2008 presentation.

(h) Includes manufacturing depreciation and amortization per throughput barrel of approximately $1.57 and $1.41 for the three months ended December 31, 2008 and 2007, respectively, and $1.40 and $1.37 for the years ended December 31, 2008 and 2007, respectively.

(i) Sources of total refined product sales included refined products manufactured at the refineries and refined products purchased from third parties. Total refined product sales margin includes margins on sales of manufactured and purchased refined products and the effects of inventory changes.

TESORO CORPORATION
OPERATING DATA
(Unaudited)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2008	2007	2008	2007
Refining By Region
California (Golden Eagle and Los Angeles) (j) (k)
Throughput (thousand barrels per day)
Heavy crude (d)	166	174	164	133
Light crude	61	82	73	72
Other feedstocks	24	18	21	17
Total Throughput	251	274	258	222

Yield (thousand barrels per day)
Gasoline and gasoline blendstocks	127	157	133	121
Jet fuel	15	17	18	11
Diesel fuel	76	65	72	53
Heavy oils, residual products, internally produced fuel and other	52	51	54	49
Total Yield	270	290	277	234

Gross refining margin (in millions) (e)	$316	$317	$1,332	$1,317
Gross refining margin ($/throughput bbl) (e)	$13.66	$12.60	$14.08	$16.33
Manufacturing cost before depreciation and amortization ($/throughput bbl)	$6.13	$7.01	$7.18	$6.94

Pacific Northwest (Alaska & Washington) (j)
Throughput (thousand barrels per day)
Heavy crude (d)	-	14	7	11
Light crude	128	160	143	163
Other feedstocks	10	6	9	8
Total Throughput	138	180	159	182

Yield (thousand barrels per day)
Gasoline and gasoline blendstocks	56	74	63	77
Jet fuel	30	33	32	33
Diesel fuel	25	35	30	33
Heavy oils, residual products, internally produced fuel and other	31	45	39	46
Total Yield	142	187	164	189

Gross refining margin (in millions) (e)	$24	$107	$396	$730
Gross refining margin ($/throughput bbl) (e)	$1.83	$6.42	$6.82	$10.94
Manufacturing cost before depreciation and amortization ($/throughput bbl)	$4.19	$3.55	$3.99	$2.99

Mid-Pacific (Hawaii)
Throughput (thousand barrels per day)
Heavy crude (d)	20	15	21	15
Light crude	46	59	48	66
Total Throughput	66	74	69	81

Yield (thousand barrels per day)
Gasoline and gasoline blendstocks	15	16	16	19
Jet fuel	18	20	18	23
Diesel fuel	11	11	11	14
Heavy oils, residual products, internally produced fuel and other	24	28	26	27
Total Yield	68	75	71	83

Gross refining margin (in millions) (e)	$140	$(51)	$170	$35
Gross refining margin ($/throughput bbl) (e)	$23.14	$(7.42)	$6.72	$1.18
Manufacturing cost before depreciation and amortization ($/throughput bbl)	$3.52	$2.90	$3.30	$2.23

(j) We experienced reduced throughput during scheduled turnarounds at the Golden Eagle refinery during the 2008 first and second quarters, the Washington refinery during the 2008 first quarter, the Los Angeles refinery during the 2007 second quarter and the Golden Eagle and Utah refineries during the 2007 first quarter.

(k) Operating data for 2007 includes the Los Angeles refinery since acquired in May 2007.

TESORO CORPORATION
OPERATING DATA
(Unaudited)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2008	2007	2008	2007
Mid-Continent (North Dakota & Utah) (j)
Throughput (thousand barrels per day)
Light crude	97	107	105	106
Other feedstocks	3	4	4	4
Total Throughput	100	111	109	110

Yield (thousand barrels per day)
Gasoline and gasoline blendstocks	58	66	63	63
Jet fuel	9	12	10	10
Diesel fuel	29	26	30	29
Heavy oils, residual products, internally produced fuel and other	9	11	10	11
Total Yield	105	115	113	113

Gross refining margin (in millions) (e)	$155	$115	$603	$701
Gross refining margin ($/throughput bbl) (e)	$16.82	$11.27	$15.12	$17.51
Manufacturing cost before depreciation and amortization ($/throughput bbl)	$3.50	$3.32	$3.44	$3.07

TESORO CORPORATION
OPERATING DATA
(Unaudited)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2008	2007	2008	2007 (l)
RETAIL SEGMENT
Number of Stations (end of period)
Company-operated	389	449	389	449
Branded jobber/dealer	490	462	490	462
Total Stations	879	911	879	911

Average Stations (during period)
Company-operated	390	449	422	362
Branded jobber/dealer	491	457	489	384
Total Average Retail Stations	881	906	911	746

Fuel Sales (millions of gallons)
Company-operated	257	301	1,072	856
Branded jobber/dealer	71	67	282	242
Total Fuel Sales	328	368	1,354	1,098

Fuel Margin ($/gallon) (m)	$0.32	$0.15	$0.21	$0.15
Merchandise Sales ($ millions)	$52	$56	$223	$202
Merchandise Margin ($ millions)	$13	$14	$57	$52
Merchandise Margin %	25%	25%	26%	26%

Segment Operating Income (Loss) ($ millions)
Gross Margins
Fuel (n)	$105	$54	$286	$164
Merchandise and other non-fuel margin	18	21	78	69
Total Gross Margins	123	75	364	233
Expenses
Operating expenses	46	60	216	182
Selling, general and administrative	5	7	24	24
Depreciation and amortization	17	9	49	28
Loss on asset disposals and impairments (o)	4	-	29	7
Segment Operating Income (Loss)	$51	$(1)	$46	$(8)

(l) The retail operating data for 2007 includes the Shell and USA Gasoline stations since acquired in May 2007.

(m) Management uses fuel margin per gallon to compare profitability to other companies in the industry. Fuel margin per gallon is calculated by dividing fuel gross margin by fuel sales volume and may not be calculated similarly by other companies. Investors and analysts use fuel margin per gallon to help analyze and compare companies in the industry on the basis of operating performance. This financial measure should not be considered as an alternative to segment operating income and revenues or any other measure of financial performance presented in accordance with accounting principles generally accepted in the United States.

(n) Includes the effect of intersegment purchases from the refining segment at prices which approximate market.

(o) The loss on asset disposals and impairments for the year 2008 reflects closing 42 Mirastar stations and the pending sale or closure of additional retail stations.

CONTACT:
Tesoro Corporation
Investors:
Scott Phipps, Director, Investor Relations, 210-626-4882
or
Media:
Lynn Westfall, SVP of External Affairs and Chief Economist, 210-626-4697